UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 26, 2011

CDI Corp.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-05519	23-2394430
(Commission File Number)	(IRS Employer Identification No.)

1717 Arch Street, 35th Floor, Philadelphia, PA	19103-2768
(Address of Principal Executive Offices)	(Zip Code)

(215) 569-2200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On October 26, 2011, CDI Corp. (the “Company”) and certain of its subsidiaries executed an amendment to the credit agreement with JP Morgan Chase Bank, N.A.  The amendment extends the term of the Company’s existing committed, secured $35 million revolving line of credit facility from October 28, 2011 to November 30, 2011.  The amendment also:  (a) reduces the minimum liquidity balance (unrestricted cash and cash equivalents plus the unused amount available for borrowing under this credit facility) required to be maintained by the Company at the end of each fiscal quarter from $20 million to $10 million, and (b) reduces the minimum liquidity balance required before the Company pays a dividend from $25 million to $15 million.

Item 2.02   Results of Operations and Financial Condition.

On October 27, 2011, the Company issued a news release reporting its financial results for the third quarter ended September 30, 2011 and announcing a quarterly cash dividend of $0.13 per share.  A copy of the Company’s news release is attached hereto as Exhibit 99 and is hereby incorporated by reference.

The information contained in this Item 2.02, including Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the information set forth above under Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI CORP. (Registrant)

By:	/s/ Robert M. Larney
Robert M. Larney
Executive Vice President and Chief Financial Officer

Date:  October 27, 2011

EXHIBIT INDEX

Exhibit Number	Description

99	News Release dated October 27, 2011, issued by CDI Corp.